UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2013 (March 22, 2013)

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On March 22, 2013, Crane Co. (the "Company") entered into an amendment ("Amendment No. 1") to its five-year, $300 million Second Amended and Restated Credit Agreement. The Second Amended and Restated Credit Agreement, dated as of May 18, 2012 was entered into by and among the Company; the Banks party thereto; JPMorgan Chase Bank, N.A. as administrative agent; UBS Securities LLC and Wells Fargo Bank, N.A. as syndication agents; and The Bank of New York Mellon and RBS Citizens, N.A. as documentation agents. Amendment No. 1, dated as of March 22, 2013, was entered into by and among the Company; the Banks party thereto; and JPMorgan Chase Bank, N.A., as administrative agent. It increases the availability under the Second Amended and Restated Credit Agreement to $500 million. The expiration of the Second Amended and Restated Credit Agreement remains May 18, 2017.
On March 22, 2013, the Company also entered into a new 364-day, $400 million Credit Agreement (the "364-Day Credit Agreement") by and among the Company; the Banks party thereto; JPMorgan Chase Bank, N.A. as administrative agent; Wells Fargo Bank, N.A. as syndication agent; and RBS Citizens, N.A., TD Bank N.A. and The Bank of Tokyo-Mitsubishi UGJ, LTD as documentation agents. The 364-Day Credit Agreement will become effective, and borrowings will be available, once certain conditions precedent have been satisfied, including consummation of the Company's acquisition of MEI Conlux Holdings (U.S.), Inc. and MEI Conlux Holdings (Japan), Inc.
The 364-Day Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including certain limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, transactions with affiliates and hedging arrangements. The 364-Day Credit Agreement also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by the Company is false in any material respect, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, certain ERISA events, material judgments and a change in control of the Company.
The foregoing is only a summary of the terms and conditions of Amendment No. 1 and the 364-Day Credit Agreement, and is qualified in its entirety by reference to the full text of Amendment No. 1 attached to this Current Report as Exhibit 10.1 and the full text of the 364-Day Credit Agreement attached to this Current Report as Exhibit 10.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

10.1	Amendment No. 1, dated as of March 22, 2013

10.2	364-Day Credit Agreement, dated as of March 22, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

March 27, 2013	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 22, 2013
10.2	364-Day Credit Agreement, dated as of March 22, 2013